                                                                    EXHIBIT 10.1




                            RESTRUCTURING AGREEMENT


         This Restructuring Agreement is dated as of September 22, 1997 by and between DeepTech International Inc. ("DeepTech"), a Delaware corporation, and Tatham Offshore, Inc. ("Tatham Offshore"), a Delaware corporation. DeepTech and Tatham Offshore may be referred to herein collectively as the "Parties" or individually as a "Party."

                                    RECITALS

         WHEREAS, Tatham Offshore issued to DeepTech the Notes (defined herein) under which Tatham Offshore makes periodic interest payments;

         WHEREAS, Tatham Offshore has proposed, and DeepTech has accepted, an arrangement whereby DeepTech will forgive the next two scheduled payments under the Notes and, on or before January 31, 1998, return the Notes to Tatham Offshore in consideration for the right to exercise one of three options; and

         WHEREAS, under such options, DeepTech has the right to receive (i) common stock of Tatham Offshore, (ii) all of the capital stock of TODI (defined herein), certain rights under the Drilling Order (defined herein) and cash, or
(iii) preferred stock of Tatham Offshore and cash;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby confirmed and acknowledged), the Parties hereto hereby stipulate and agree as follows:


                                   ARTICLE I.
                                  DEFINITIONS

         1.1 SPECIFIC DEFINITIONS. The following capitalized terms shall have the meanings ascribed to them in this Section 1.1.

         "Acquired Stock" means any Common Stock or Senior Preferred Stock acquired by DeepTech pursuant to Article II.

         "Affiliate" means, with respect to any relevant Person, or any other Person that directly or indirectly controls, is controlled by or is under common control with, such relevant Person in question. For purposes of this definition, the term "control" (including its derivatives and similar terms) means the direct or indirect ability to direct the management and policy of the relevant Person, whether by ownership or control of voting interests, contract or otherwise.

         "Agreement" means this Restructuring Agreement (including any exhibits, supplements and other attachments), as amended, restated, supplemented or otherwise modified from time to time.

         "Applicable Interest Payments" means all future interest payments due to DeepTech from Tatham Offshore pursuant to Section 2.3 of the First Note and the Second Note, including the payments due on October 1, 1997, and January 1, 1997.

         "Cash Equivalents" means cash, cash equivalents or unrestricted, freely tradable marketable securities issued by an "investment grade" company listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ.

         "Commission" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act, the Exchange Act, and other federal securities laws.

         "Common Stock" means common stock, $0.01 par value per share, with one vote per share, issued by Tatham Offshore, as adjusted from time to time to reflect any reorganization or recapitalization, including, without limitation, the issuance or cancellation of shares in connection with a stock split or stock dividend.

         "DeepTech" shall have the meaning ascribed to it in the preamble to this Agreement.

         "DeepTech Holder" means either DeepTech or, if DeepTech is not a Holder, any Affiliate of DeepTech which is a Holder.

         "Demand Registration" shall have the meaning ascribed to it in Section 1.(a) of Exhibit "B".

         "Drilling Order" means that certain drilling order dated September 19, 1996 by and between Tatham Offshore and Sedco, as further modified by that certain letter agreement dated August 14, 1997 and executed August 29, 1997 between Tatham Offshore and Sedco.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "Farm-Out" means an agreement or other arrangement in which the owner of a working interest in an oil and gas lease or similar instrument delivers the contractual right to earn an interest in such oil and gas lease or similar instrument to another party in exchange for such other party (i) satisfying certain obligations, (ii) performing or causing the performance of certain actions and/or (iii) satisfying certain conditions.





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

         "First Note" means that certain 11 3/4 % Subordinated Convertible Promissory Note dated February 14, 1994 in the amount of $34,000,000 issued by Tatham Offshore to DeepTech, as amended, restated, supplemented or otherwise modified from time to time.

         "Holder" means any holder of any Acquired Stock.

         "Inspectors" shall have the meaning ascribed to it in Section 3.a.(vi) of Exhibit B.

         "Laws" means the laws, rules, regulations, decrees and orders of the United States of America and all other governmental authorities having jurisdiction, whether such Laws now exist or hereafter come into effect.

         "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other defects or encumbrances of any kind.

         "Market Price" means (i) if there shall then be a public market for the Common Stock, the average of the closing prices for the ten (10) trading days immediately preceding the date on which DeepTech delivers or is deemed to have delivered the notice contemplated by Section 2.6, or (ii) if there shall then be no public market for the Common Stock, the value as of the date on which DeepTech delivers or is deemed to have delivered the notice contemplated by Section 2.6 as determined by an appraisal of the Common Stock conducted by a nationally-reputable qualified independent appraiser.

         "Note Purchase Agreement" means that certain Subordinated Convertible Note Purchase Agreement dated as of February 14, 1994 by and between Tatham Offshore and DeepTech, as amended, restated, supplemented or otherwise modified from time to time.

         "Notes" means, collectively, the First Note and the Second Note.

         "Option" shall have the meaning ascribed to it in Section 2.2.

         "Option Exercise Period" shall have the meaning ascribed to it in
Section 2.5.

         "Option Expiration Time" shall have the meaning ascribed to it in
Section 2.5.

         "Party" or "Parties" shall have the meaning ascribed to it in the preamble to this Agreement.





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

         "Permitted Transaction" means any transaction, or series of related transactions, (i) providing fair value and (ii) the terms of which are no less favorable than could be obtained from a non-Affiliated Person in an arms-length transaction.

         "Person" means any individual or entity, including, without limitation, any corporation, limited liability company, partnership (general or limited), joint venture, association, joint stock company, trust, unincorporated organization or government (including any board, agency, political subdivision or other body thereof).

         "Records" shall have the meaning ascribed to it in Section 3.a.(vi) of Exhibit B.

         "Registered Security Holders" shall have the meaning ascribed to it in
Section 2 of Exhibit B.

         "Registrable Securities" means each share evidenced by any Acquired Stock from the date of issuance pursuant to this Agreement until the earlier to occur of (i) the date on which such share of Acquired Stock ceases to be a Restricted Security or (ii) the date on which a Demand Registration is effected pursuant to Exhibit B.

         "Registration Expenses" shall have the meaning ascribed to it in
Section 4 of Exhibit B.

         "Restricted Security" means each share evidenced by any Acquired Stock until the earlier to occur of the date on which (i) a registration statement covering such share has been declared effective and it has been disposed of pursuant to such effective registration statement, (ii) it is sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, or
(iii) it has been otherwise transferred and Tatham Offshore has delivered new certificates or other evidences of ownership for them not subject to any legal or other restriction on transfer under the Securities Act or under state securities laws and not bearing the legend specified in Section 3.1.

         "Second Note" means that certain 11 3/4% Subordinated Convertible Promissory Note dated June 30, 1994 in the amount of $26,000,000 issued by Tatham Offshore to DeepTech, as amended, restated, supplemented or otherwise modified from time to time.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Sedco" means Schlumberger Technology Corporation - Sedco Forex
Division.

         "Senior Preferred Stock" means the 6% Senior Preferred Stock having a liquidation preference value equal to $60 million with the designated rights and preferences set forth in that certain Certificate of Designation of Preferences and Rights of 6% Senior Preferred Stock of Tatham Offshore attached hereto as Exhibit "A."





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

         "Sunday Silence" means (i) the oil and gas property located in the Outer Continental Shelf in the Gulf of Mexico and comprised of Ewing Bank Blocks 958, 959, 1002 and 1003, which together constitute a field that is comprised of 20,160 gross acres located approximately six miles south of Ewing Bank Blocks 914 and 915 in water depths ranging from 1,400 to 1,600 feet and in which Tatham Offshore has a 100% working interest, (ii) equipment, facilities, wells or assets located thereon, used in connection therewith or related thereto and owned by Tatham Offshore or TODI and (iii) any agreements, rights or other arrangements related thereto and owned by Tatham Offshore or TODI (but excluding the Drilling Order).

         "Tatham Offshore" shall have the meaning ascribed to it in the preamble to this Agreement.

         "TODI" means Tatham Offshore Development, Inc., a Delaware corporation which is wholly owned by Tatham Offshore.

         "TODI Interest" shall have the meaning ascribed to it in Section
4.3(a).

         "Transfer" or "Transferred" means a voluntary or involuntary sale, assignment, transfer, conveyance, exchange, bequest, devise, gift or any other alienation (in each case, with or without consideration) of any rights, interests or obligations in the subject property.

         1.2 TERMS DEFINED IN THE NOTE PURCHASE AGREEMENT. Capitalized terms used in this Agreement, but not defined herein, shall have the meanings ascribed to such terms in the Note Purchase Agreement.

         1.3 GENERAL DEFINITIONS. Capitalized terms used in this Agreement and not defined in Section 1.1 or the Note Purchase Agreement shall have the meanings ascribed to them elsewhere in this Agreement.


                                  ARTICLE II.
                           RESTRUCTURING ARRANGEMENT

         2.1 FORBEARANCE. DeepTech hereby relinquishes and forfeits its right to receive, and forgives Tatham Offshore's obligation to pay, the Applicable Interest Payments.

         2.2 RESTRUCTURING OPTION. At any time during the Option Exercise Period, DeepTech shall have the option (the "Option") to consummate any one of the following transactions:





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                 (a)      Conversion.  DeepTech may convert all or, to the
         extent provided in Section 2.3(b)(i), a portion of the principal amount outstanding under the Notes into shares of Common Stock at the Market Price; or

                 (b) Sale of TODI. Subject to Section 2.3, Tatham Offshore shall sell for $60 million to DeepTech or an Affiliate of DeepTech (i) all of the outstanding capital stock of TODI and (ii) all of the right, title and interest of Tatham Offshore under the Drilling Order as it relates to the substitute rig in such agreement. Tatham Offshore shall contemporaneously apply the proceeds from such sale to the prepayment in full of the Notes; or

                 (c) Purchase of Senior Preferred Stock. Tatham Offshore shall issue 6,000,000 shares of Senior Preferred Stock to DeepTech for $60 million payable in cash. Tatham Offshore shall contemporaneously apply all of the proceeds from such issuance to the prepayment in full of the Notes.

         2.3     PRIOR TO EXERCISE OF OPTION.

                 (a) Except to the extent expressly permitted in Section 2.3(b) below, Tatham Offshore may not Transfer any interest in TODI or the Drilling Order or allow TODI to Transfer any interest in Sunday Silence prior to exercise or deemed exercise of the Option.

                 (b) Prior to the exercise of the Option by DeepTech, Tatham Offshore may:

                          (i) Sell all (but not a portion) of its interest in TODI or allow TODI to sell all (but not a portion) of TODI's interest in Sunday Silence. In either case, such sale must be a Permitted Transaction for Cash Equivalents, without reserving any rights, title or interest (including, without limitation, any reversionary, back-in, overriding royalty, or working interest) of any kind. Fifty percent (50%) of the proceeds of such sale shall be paid directly by the purchaser into an escrow account to which DeepTech is a party and held in escrow until DeepTech exercises or is deemed to have exercised the Option. If such sale takes place, then in lieu of the transaction described in Section 2.2(b) above, DeepTech shall have the right to (i) require the escrow agent to apply the proceeds in escrow to the prepayment of the Notes and (ii) convert the remaining outstanding principal balance of the Notes into Common Stock at the Market Price pursuant to Section 2.2(a) above; or

                          (ii) Permit TODI to enter into a Farm-Out in a Permitted Transaction with respect to Sunday Silence, provided that
         (A) any consideration paid in connection with such Farm-Out shall be paid directly into escrow and held in escrow until DeepTech exercises or is deemed to have exercised the Option, and (B) both the creditworthiness of the farmee and the development





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
         program contemplated by the Farmout are acceptable to DeepTech; provided, further, that DeepTech shall not unreasonably delay or withhold its consent with respect thereto.

         2.4 DEEMED EXERCISE. If DeepTech fails to timely deliver written notice of its exercise of the Option as provided in Section 2.6, DeepTech will be deemed to have exercised Section 2.2(b) of the Option effective as of the Option Expiration Time.

         2.5 OPTION PERIOD. The period during which the Option may be exercised by DeepTech (the "Option Exercise Period") shall commence as of the date hereof and terminate at midnight (the "Option Expiration Time") on December 31, 1997, unless extended prior to such time by written request of the board of Directors of DeepTech for a maximum of thirty (30) days.

         2.6 MANNER OF EXERCISE. During the term of this Agreement, DeepTech may exercise the Option by (i) delivering at any time prior to the Option Exercise Time to Tatham Offshore written notice of the transaction in
Section 2.2 that it elects to consummate and (ii) in the case of the transactions specified in Section 2.2(b) or 2.2(c), tender the purchase price in immediately available funds to Tatham Offshore. Tatham Offshore shall immediately apply any funds paid to it pursuant to (ii) to the prepayment in full of the Notes. The Option shall also be deemed exercised if DeepTech fails to deliver such notice and the election in Section 2.4 above is made. The transaction contemplated by Section 2.2 shall be effective as of the exercise or deemed exercise date thereof and shall be closed as soon as reasonably practicable thereafter.

         2.7 ESCROW. Prior to the time that DeepTech exercises or is deemed to have exercised the Option, none of the proceeds deposited into escrow pursuant to Sections 2.3(b)(i) or 2.3(b)(ii) shall be distributed without the consent of DeepTech. If DeepTech exercises the Option, then the escrow agent shall apply the proceeds to the outstanding principal and interest on the Notes. If DeepTech is deemed to have exercised the Option, then the escrow agent shall distribute the proceeds in any manner Tatham Offshore desires.

         2.8 GOVERNMENTAL CONSENT OR APPROVAL. If any governmental consent or approval is required in connection with the exercise of any of the Options, DeepTech shall have a reasonable amount of time to obtain such consent or approval. Tatham Offshore shall use reasonable, good faith efforts to cooperate with DeepTech and to assist in timely obtaining such consent or approval.





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

                                  ARTICLE III
                                   SECURITIES

         3.1 RESTRICTIVE LEGEND. All Acquired Stock shall be Restricted Securities and each certificate representing the Acquired Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

         3.2 REGISTRATION RIGHTS. The Holder of the Acquired Stock shall have the right to require Tatham Offshore to register the Acquired Stock in accordance with the terms and conditions set forth in Exhibit B attached hereto.


                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

         4.1 REPRESENTATIONS AND WARRANTIES BY BOTH DEEPTECH AND TATHAM OFFSHORE. Each of the Parties, with respect to itself and its property, hereby represents and warrants to the other as follows:

                 (a) It is duly formed and validly existing and in good standing under the laws of the state of formation, with power and authority to carry on the business in which it is engaged and to perform its obligations under this Agreement.

                 (b) The execution and delivery of this Agreement have been duly authorized and approved by all requisite corporate, partnership, limited liability company or other applicable action.





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

                 (c) It has all the requisite corporate, partnership, limited liability company or other applicable power and authority to enter into this Agreement and perform its respective obligations hereunder and thereunder.

                 (d) The execution and delivery of this Agreement do not, and consummation of the transactions contemplated herein will not, violate any of the provisions of its organizational documents or any agreement pursuant to which it is bound or, to its knowledge, any applicable Laws.

                 (e) There are no pending suits or, to its knowledge, actions or other proceedings or suits which have been threatened to be instituted against it, in which it is a party and which affect the consummation of the transactions contemplated hereby or, in any material respect, its business or prospects. It does not believe, in good faith, that any circumstances, events or conditions have occurred which reasonably could be expected (based on its knowledge and experience) to form the basis for a suit, action or other proceeding against it which, if adversely determined, reasonably could be expected to materially and adversely affect it.

                 (f) This Agreement is, and will be, valid, binding and enforceable against it in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other Laws generally affecting creditors' rights and general principles of equity (whether applied in a proceeding in a court of law or equity).

         4.2 REPRESENTATION AND WARRANTIES BY DEEPTECH. DeepTech warrants to Tatham Offshore as follows:

                 (a) It has been furnished with such information about Tatham Offshore and the Common Stock and Preferred Stock as it has requested and with such information as necessary to comply with any and all applicable securities laws.

                 (b) It has made its own independent inquiry and investigation into, and based thereon, has formed an independent judgment concerning Tatham Offshore and the Common Stock and Senior Preferred Stock.

                 (c) It has adequate means of providing for its current needs and possible individual contingencies and is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in Tatham Offshore in the event such loss should occur.

                 (d) It has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in Tatham Offshore.





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

                 (e) It is an "accredited" investor within the meaning of "accredited investor" under Regulation D of the Securities Act (as amended, "Regulation D").

                 (f) It is not an issuer or an affiliate thereof, an underwriter or dealer.

                 (g) It understands and agrees that the following restrictions and limitations may be applicable to its purchase and resales, pledges, hypothecation or other transfers of the Common Stock and the Senior Preferred Stock pursuant to any applicable securities rule or regulation (which may include Rule 144 or Regulation D and/or the regulations promulgated thereunder):

                          (i) It agrees that the Shares shall not be sold, pledged, hypothecated or otherwise transferred unless it is registered under the Securities Act of 1933 and applicable state securities laws or an exemption from such registration is available; and

                          (ii) A legend will be placed on any certificate(s) or other document(s) evidencing the investment in substantially the following form:

                          THE SECURITIES REPRESENTED BY THIS INVESTMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE CORPORATION TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

         4.3 REPRESENTATIONS AND WARRANTIES BY TATHAM OFFSHORE. Tatham Offshore warrants to DeepTech as follows:





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                 (a)      It is the rightful owner of 100% of the common stock
         of TODI (the "TODI Interest"), free and clear of all liens and encumbrances.

                 (b) The TODI Interest constitutes all of the ownership interest in TODI.
                                   ARTICLE V.
                                 MISCELLANEOUS

     5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior (oral or written) or oral contemporaneous proposals or agreements, all previous negotiations and all other communications or understandings between the Parties with respect to the subject matter hereof.

     5.2 AMENDMENT AND MODIFICATION. All amendments, supplements and modifications to this Agreement shall be in writing and signed by each of the Parties.

     5.3 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which, when executed, shall be deemed an original, and all of which shall constitute but one and the same instrument.

     5.4 PARTIES BOUND BY AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns.

     5.5 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Articles and other titles or headings are for convenience only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to articles, sections or subdivisions thereof shall refer to the corresponding article, section or subdivision thereof of this Agreement unless specific reference is made to such articles, sections or subdivisions of another document or instrument.

     5.6 LAWS AND REGULATIONS. This Agreement and all of the terms and conditions contained herein, and the respective obligations of the Parties, are subject to all valid and applicable Laws.

     5.7 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER, AND SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY AND ACCORDING TO, THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT OF LAWS PRINCIPLES WHICH, IF APPLIED, MIGHT PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.





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     5.8         EXHIBITS AND SCHEDULES.  All exhibits, schedules and the like contained herein or attached hereto are integrally related to this Agreement, and are hereby incorporated and made a part of this Agreement for all purposes.

     5.9 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing (including telex, facsimile, telecopier or similar writing) and sent to the address of the Party set forth below, or to such other more recent address of which the sending Party actually has received written notice:

         (a)     if to DeepTech, to:

                 DeepTech International Inc.
                 Attn:  President
                 7500 Texas Commerce Tower
                 600 Travis Street
                 Houston, TX  77002

         (b)     if to Tatham Offshore, to:

                 Tatham Offshore, Inc.
                 Attn:  President
                 7400 Texas Commerce Tower
                 600 Travis Street
                 Houston, TX  77002

         Each such notice, demand or other communication shall be effective, if given by registered or certified mail, return receipt requested, as of the third day after the date indicated on the mailing certificate, or if given by any other means, when delivered at the address specified in this Section 5.9.

     5.10 FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, each of the Parties agrees to use all reasonable efforts to take, or to cause to be taken, all actions, and to do, or to cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case, at any time after the execution of this Agreement, if any further action is necessary or desirable to carry out its purposes, the proper officers or directors of the Parties shall take or cause to be taken all such necessary action.

     5.11 SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements given by the Parties shall survive this Agreement without regard to any action taken pursuant to this Agreement, including, without limitation, the execution of any documents affecting an interest in real property or any investigation made by the Party asserting the breach thereof.





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

     5.12 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall be ineffective as to such jurisdiction, to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. A bankruptcy or similar trustee must accept or, to the extent permitted by law, reject this Agreement in its entirety.

     5.13 ASSIGNMENT. No Party shall assign any or all of its rights, interest, title or obligations under this Agreement to any other Person without the express prior written consent of the other Party, which consent may not be unreasonably withheld or delayed; provided that, with respect to its rights, title and interest, either Party shall have the right to (i) make a Transfer to an Affiliate which remains an Affiliate, (ii) mortgage, pledge, encumber or otherwise impress a Lien or security interest upon its rights, title and interest in and to this Agreement, (iii) make a Transfer pursuant to any security interest arrangement described in (ii) above, including, without limitation, any judicial or non-judicial foreclosure and any Transfer from the holder of such security interest to another Person, (iv) make a Transfer in connection with the sale of all or substantially all of the assets of such Party, or (v) participate in a merger, consolidation, share exchange, conversion or other form of statutory reorganization with another Person if there is a sole surviving Person. Except for the permitted Transfers described above, an attempted Transfer made without the prior written consent of the non-Transferring Party is void ab initio. Unless otherwise expressly agreed to in writing by the Parties, a Transferring Party shall continue to be primarily responsible and liable for all obligations, liabilities and other expenses arising from or related to this Agreement.

     5.14 WAIVERS. Neither action taken (including, without limitation, any investigation by or on behalf of either Party) nor inaction pursuant to this Agreement, shall be deemed to constitute a waiver of compliance with any representation, warranty, covenant or agreement contained herein by the Party not committing such action or inaction. A waiver by either Party of a particular right, including, without limitation, breach of any provision of this Agreement, shall not operate or be construed as a subsequent waiver of that same right or a waiver of any other right.

     5.15 REMEDIES. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Nothing herein shall be considered an election of remedies. Without being subject to the limitations required by common law, either Party may enforce this Agreement by an injunction or specific performance. In addition, any successful Party is entitled to costs related to enforcing this Agreement, including, without limitation, attorneys' fees, court costs and settlement and arbitration expenses.

     5.16 NO THIRD PARTY BENEFICIARIES. Except to the extent a third party is expressly given rights herein, any agreement herein contained, expressed or implied, shall be only for the benefit of the Parties and their respective legal representatives, successors, and assigns, and such agreements shall not inure to the benefit of any other Person whomsoever, it being the intention of the Parties that no Person shall be deemed a third party beneficiary of this Agreement except to the extent a third party is expressly given rights herein.

     5.17 NO MERGER. The rights and obligations created by this Agreement are separate and independent from and in addition to any rights and obligations created by any other agreements between the Parties, including, without limitation, the Note Purchase Agreement and the Notes between DeepTech and Tatham Offshore. Accordingly, none of the representations, warranties, covenants or indemnities included in any other agreements between the Parties shall be merged into this Agreement or otherwise restrict or limit the effect of this Agreement, but each shall survive as provided in each such agreement.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                       DEEPTECH INTERNATIONAL INC.



                                       By:          /s/ DONALD V. WEIR
                                                    -------------------------
                                       Printed Name: Donald V. Weir
                                                    -------------------------
                                       Title:        Chief Financial Officer
                                                    -------------------------


                                       TATHAM OFFSHORE, INC.



                                       By:          /s/ ERIC LYNN HILL
                                                    -------------------------
                                       Printed Name: Eric Lynn Hill
                                                    -------------------------
                                       Title:        Chief Financial Officer
                                                    -------------------------



Exhibit A:       Certificate of Designation of Preferences and Rights of 6%
                 Senior Preferred Stock of Tatham Offshore, Inc.

Exhibit B:       Registration Rights

                                   EXHIBIT A

                         CERTIFICATE OF DESIGNATION OF

                           PREFERENCES AND RIGHTS OF

                           6% SENIOR PREFERRED STOCK

                                       OF

                             TATHAM OFFSHORE, INC.

         TATHAM OFFSHORE, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), does hereby certify that pursuant to the authority conferred on the Board of Directors of the Company (the "Board") by the Restated Certificate of Incorporation of the Company (as amended, the "Certificate of Incorporation") and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at meetings of the Board held August 20, 1997 and November 13, 1997, the Board adopted the following resolutions establishing a series of 6,000,000 shares of 6% Senior Preferred Stock of the Company with the rights, preferences and designations described below.

                 FURTHER RESOLVED, that pursuant to the authority granted and vested in the Board in accordance with the provisions of its Certificate of Incorporation, as amended to date, the Board hereby creates a class of 6% Senior Preferred Stock, par value $0.01 per share (the "6% Senior Preferred Stock");

                 FURTHER RESOLVED, that the designation and amount of the 6% Senior Preferred Stock and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the 6% Senior Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be provided for in a resolution or resolutions adopted by the Board, pursuant to authority expressly vested in it by the provisions of such Certificate of Incorporation;

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         "Affiliate" means as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such Person. For the purposes of this definition, the term "control" means with respect to any Person the power, directly or indirectly, to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person. "Controlled" and other derivatives thereof have a meaning correlative to the foregoing.

         "Business Combination" means the sale, lease, exchange or transfer of all or substantially all of the assets of the Company (but specifically excluding a Farm-Out) for cash, securities or other property to a Person that is not an Affiliate of the Company or the merger, consolidation or other business combination of the Company with or into another Person that is not an Affiliate of the Company.

         "Business Day" means a day which is not a Saturday, Sunday or a day on which banking institutions are legally authorized to close in the City of New York.

         "Certificate" means this Certificate of Designation of Preferences and Rights, as amended, restated or otherwise modified from time to time.

         "Common Stock" means the Company's common stock, $0.01 par value per share.

         "Default Period" shall have the meaning ascribed to it in Section
6(i).

         "Exchange Warrant" means a warrant that is issued in exchange for shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock (including all accrued and unpaid dividends thereon) at the rate of four Exchange Warrants for each share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and which entitles the holder thereof to purchase one share of Common Stock at the Trading Reference Price, subject to adjustment.

         "Junior Dividend Securities" means the Junior Securities (i) authorized as of the initial date of this Certificate and (ii) any class of capital stock or series of preferred stock subsequently established by the Board, the terms of which when established do not expressly provide that such class or series ranks on parity with or senior to the 6% Senior Preferred Stock with respect to dividends or distributions.

         "Junior Securities" shall have the meaning ascribed to it in Section
2.

         "Liquidation Preference" means $10.00 per share of 6% Senior Preferred Stock.

         "Mandatory Redeemable Preferred Stock" means the Mandatory Redeemable Preferred Stock, $0.01 par value per share, of the Company, each share of which has a liquidation preference of $0.50 and is mandatorily redeemable by the Company under certain circumstances and has other rights, preferences and designations, all as provided in its Certificate of Designation or other constitutive document, as amended, restated or modified from time to time.

         "Parity Dividend Securities" means Parity Securities authorized as of the initial date of this Certificate and any class of capital stock or series of preferred stock established by the Board, the terms of which expressly provide that such class or series ranks on a parity with the 6% Senior Preferred Stock with respect to dividends or distributions.

         "Parity Securities" shall have the meaning ascribed to it in Section
2.

         "Person" shall mean any individual or any corporation, partnership (general or limited), joint stock company, business trust, limited liability company or any other type of entity, organization or association.

         "Record Date" means December 26, 1995.

         "Redemption Date" means any date set by the Board for redeeming all or a portion of the 6% Senior Preferred Stock pursuant to a redemption under
Section 7.

         "Redemption Price" means $10.00 per share of 6% Senior Preferred
Stock.

         "Senior Dividend Securities" means the Senior Securities authorized as of the initial date of this Certificate (of which there are none) and any class of capital stock or series of preferred stock established by the Board, the terms of which expressly provide that such class or series ranks senior to the 6% Senior Preferred Stock with respect to dividends or distributions.

         "Senior Securities" shall have the meaning set forth in Section 2.

         "Series A Preferred Stock" means the Series A 12% Convertible Exchangeable Preferred Stock, $0.01 par value per share, of the Company, each share of which shall accrue dividends at a rate of 12% per annum on the liquidation preference of $1.50 per share and have other rights, preferences and designations, all as provided in its Certificate of Designation or other constitutive document, as amended, restated or modified from time to time.

         "Series B Preferred Stock" means the Series B 8% Convertible Exchangeable Preferred Stock, $0.01 par value per share, of the Company, each share of which shall accrue dividends at a rate of 8% per annum on the liquidation preference of $1.00 per share and have other rights, preferences and designations, all as provided in its Certificate of Designation or other constitutive document, as amended, restated or modified from time to time.

         "Series C Preferred Stock" means the Series C 4% Convertible Exchangeable Preferred Stock, $0.01 par value per share, of the Company, each share of which shall accrue dividends at a rate of 4% per annum on the liquidation preference of $0.50 per share and have other rights, preferences and designations, all as provided in its Certificate of Designation or other constitutive document, as amended, restated or modified from time to time.

         "6% Senior Preferred Stock" means the 6% Senior Preferred Stock, $0.01 par value per share, of the Company created by this Certificate, each share of which shall accrue dividends at a rate of 6% on the Liquidation Preference and have other rights, preferences and designations, all as provided in this Certificate.

         "9% Senior Preferred Stock" means the 9% Senior Convertible Preferred Stock, $0.01 par value per share, of the Company, each share of which shall accrue dividends at a rate of 9% per annum on the liquidated preference of $1,000.00 per share and have other rights, preferences and designations, all as provided in its Certificate of Designation or other constitutive document, as amended, restated or modified from time to time.

         "Trading Reference Price" means the lowest average of the closing prices of the Common Stock on the Nasdaq National Market for any five consecutive trading days during the period commencing on the Record Date and continuing through and including June 30, 1996 or, if the Common Stock is not listed on the Nasdaq National Market, the principal stock exchange on which the Common Stock is then listed or admitted for trading; provided, however, that if no sales take place on any such day on the Nasdaq National Market or any such exchange, the closing price shall be deemed to be the average of the last reported closing bid and asked prices on such day as officially quoted on the Nasdaq National Market or any such exchange, if such bid and asked prices are officially quoted, or if the Common Stock is not listed or admitted to trading on the Nasdaq National Market or any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the Nasdaq Stock Market or the National Quotation Bureau, Inc. or, if neither such entity at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business.

         Capitalized terms used herein but not otherwise defined in this
Section 1 shall have the meanings ascribed to them throughout this Certificate. Furthermore, all defined terms contained herein shall be equally applicable to both singular and plural forms of each such defined term.

         SECTION 2. DESIGNATION; RANK. This series of preferred stock shall be designated "6% Senior Preferred Stock," par value $.01 per share. The 6% Senior Preferred Stock will rank, upon liquidation, winding-up and dissolution,
(i) senior to the Common Stock, the 9% Senior Preferred Stock, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Mandatory Redeemable Preferred Stock and each other class of capital stock or series of preferred stock established by the Board the terms of which do not expressly provide that such class or series ranks on a parity with the 6% Senior Preferred Stock as to rights upon liquidation, winding-up and dissolution (collectively referred to as "Junior Securities"); (ii) on a parity with each other class of capital stock or series of preferred stock established by the Board the terms of which expressly provide that such class or series will rank on a parity with the 6% Senior Preferred Stock as to rights upon liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); and (iii) junior to each class of capital stock or series of preferred stock established by the Board the terms of which expressly provide that such class or series will rank senior to the 6% Senior Preferred Stock (the "Senior Securities"). As of the date hereof, there are no Parity Securities or Senior Securities. With respect to dividends or distributions, the 6% Senior Preferred Stock will rank (i) senior to the Junior Securities and any other Junior Dividend Securities; (ii) on parity with the Parity Securities and any Parity Dividend Securities; and (iii) junior to the Senior Securities and any Senior Dividend Securities. The Company will have the right to issue shares of Junior Securities and Junior Dividend Securities without the approval or consent of the holders of 6% Senior Preferred Stock. The Company will not have the right to issue shares of Senior Securities, Parity Securities, Parity Dividend Securities or Senior Dividend Securities without the prior consent of at least a majority-in-interest of the holders of 6% Senior Preferred Stock.

         SECTION 3. AUTHORIZED NUMBER. The number of shares constituting the 6% Senior Preferred Stock shall be 6,000,000 shares.

         SECTION 4. DIVIDENDS. Holders of shares of the 6% Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board out of funds of the Company legally available for payment, cash dividends at an annual rate of 6% of the Liquidation Preference (or $10.00 per share, subject to adjustment), payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1998. Each dividend will be payable to holders of record as they appear on the stock register of the Company on a record date, not more than 60 nor less than 10 days before the payment date, fixed by the Board. Dividends will accumulate and be cumulative from and after the date on which each share of 6% Senior Preferred Stock is issued. Dividends payable on the 6% Senior Preferred Stock for each full dividend period will be computed by annualizing the dividend rate and dividing by four. Dividends payable for the first dividend period and any period less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. The 6% Senior Preferred Stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.

         No full dividends may be declared or paid or funds set apart for the payment of dividends on any securities except for Senior Dividend Securities, if any, for any period unless full cumulative dividends shall have been paid or set apart for such payment on the 6% Senior Preferred Stock. If full dividends are not so paid, the 6% Senior Preferred Stock shall share dividends pro rata with the Parity Dividend Securities so that in all cases the amount of dividends declared per share on the 6% Senior Preferred Stock and Parity Dividend Securities bear to each other the same ratio that the accumulated dividends per share on the shares of 6% Senior Preferred Stock and Parity Dividend Securities bear to each other. No dividends may be paid or set apart for such payment on Junior Dividend Securities (except dividends on Junior Dividend Securities in additional shares of Junior Dividend Securities) and no Junior Dividend Securities may be repurchased, redeemed or otherwise acquired nor may funds be set apart for payment with respect thereto, if full dividends have not been paid on the 6% Senior Preferred Stock. Notwithstanding the foregoing, the Company may redeem, purchase or otherwise acquire Junior Dividend Securities (a) by conversion into, exchange for, or out of the cash proceeds from the exercise of Exchange Warrants or the substantially concurrent offering of, Junior Dividend Securities or (b) in the ordinary course of business pursuant to the terms of any employee stock incentive plan adopted by the Board.

         SECTION 5. LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, before any payment or distribution of assets is made on any Junior Securities, the holders of 6% Senior Preferred Stock shall receive an amount equal to the Liquidation Preference per share plus an amount equal to all accrued and unpaid dividends thereon through the date of distribution, and the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled.
If, upon such a voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company are insufficient to pay in full the amounts described above as payable with respect to the 6% Senior Preferred Stock and any Parity Securities, the holders of the 6% Senior Preferred Stock and such Parity Securities will share ratably in any such distribution of assets of the Company first in proportion to their respective liquidation preference amounts until such amounts are paid in full. After payment of any such liquidation preference amounts, the shares of 6% Senior Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale, lease, exchange or transfer of all or substantially all of the assets of the Company for cash, securities or other property, nor the merger, consolidation or other business combination of the Company into or with any other corporation or entity, will be deemed to be a liquidation, dissolution or winding up of the Company.

         SECTION 6.  LIMITED VOTING RIGHTS.

         Except to the extent as hereinafter expressly provided or as otherwise required by applicable law, the 6% Senior Preferred Stock shall not have the right to vote (individually, as a series, class or in the aggregate) on any matter.

                 (i) In the event that dividends on the 6% Senior Preferred Stock, if any, are then declared but not paid as of the relevant dividend date and remain unpaid in cash for six subsequent quarterly periods, the maximum authorized number of directors of the Company will be increased as necessary to allow the holders of 6% Senior Preferred Stock to elect twenty percent (20%) of the directors on the basis of one vote per each $10.00 amount of liquidation preference (exclusive of accumulated dividends). So long as any shares of 6% Senior Preferred Stock shall be outstanding, the holders of 6% Senior Preferred Stock shall retain the right to vote and elect such number/percentage of directors until all dividends on the 6% Senior Preferred Stock, if any, which are then declared but not paid as of the relevant dividend date, are paid in full or declared and set aside for payment. Such period is hereinafter referred to as a "Default Period".

                 (ii) So long as any shares of 6% Senior Preferred Stock shall be outstanding, during any Default Period, such voting right of the holders of 6% Senior Preferred Stock may be exercised initially at a special meeting called pursuant to Section 6(iii) below or at any annual meeting of stockholders. The absence of a quorum of holders of Common Stock or any class thereof shall not affect the exercise of such voting rights by the holders of 6% Senior Preferred Stock.

                 (iii) Unless the holders of 6% Senior Preferred Stock have, during an existing Default Period, previously exercised their right to elect directors, the Board may order, or any stockholder or stockholders owning in the aggregate not less than 25% of the outstanding shares of 6% Senior Preferred Stock may request, the calling of a special meeting of holders of 6% Senior Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of 6% Senior Preferred Stock are entitled to vote pursuant to this paragraph shall be given to each holder of record of 6% Senior Preferred Stock by mailing a copy of such notice to such holder at such holder's last address as the same appears on the stock register of the Company. Such meeting shall be called for a time not less than 45 nor more than 90 days after such order or request. Notwithstanding the provisions of this paragraph, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                 (iv) During any Default Period, the holders of Common Stock, and other classes of stock of the Company, if applicable, shall continue to be entitled to elect all of the directors unless and until the holders of 6% Senior Preferred Stock shall have exercised their right to elect twenty percent (20%) of the directors voting as a class, after the exercise of which right (1) the directors so elected by the holders of 6% Senior Preferred Stock shall continue in office until the earlier of (A) such time as their successors shall have been elected by such holders or (B) the expiration of the Default Period, and (2) any vacancy in the Board may be filled by vote of the remaining directors theretofore elected by the holders of the class of stock which elected the director whose office shall have become vacant. References in this paragraph to directors elected by holders of a particular class of stock shall include directors elected by such directors to fill vacancies as provided in clause (2) of the foregoing sentence.

                 (v)      Immediately upon the expiration of a Default Period,
(1) the right of the holders of 6% Senior Preferred Stock to elect directors shall cease, (2) the term of any directors elected by the holders of 6% Senior Preferred Stock shall terminate, and (3) subject to immediately preceding
Section 6(iv)(2), the number of directors shall be such number as may be provided for in the Certificate of Incorporation or bylaws irrespective of any increase made pursuant to the provisions of Section 6(i) of this section (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or bylaws).

         SECTION 7.  REDEMPTION.

         (a) The Company (i) shall redeem outstanding shares of 6% Senior Preferred Stock at the Redemption Price upon the occurrence of a Business Combination and (ii) may, but shall have no obligation to, redeem outstanding shares of 6% Senior Preferred Stock at any time, in each case subject to the terms set forth below.

         (b) In connection with a Business Combination, the Company, prior to the consummation of the Business Combination, shall redeem all outstanding shares of 6% Senior Preferred Stock; provided, however, that if upon the Redemption Date the funds of the Company legally available for such redemption are insufficient to redeem all the shares of 6% Senior Preferred Stock, then the funds of the Company, to the extent legally available for such purpose, shall be used to redeem such shares. If fewer than all the outstanding shares of 6% Senior Preferred Stock are to be redeemed, the shares of 6% Senior Preferred Stock to be redeemed shall be determined pro rata as nearly as practicable, or by such other method as the Board may determine to be fair and appropriate. At any time and from time to time thereafter as additional funds become legally available for the redemption of shares, such funds shall promptly be used to redeem such additional shares that are required to be redeemed.

         (c) Before the Company may optionally redeem any or all of the outstanding shares of the Junior Securities, the Parity Securities or the Senior Securities, the Company shall redeem all of the outstanding shares of 6% Senior Preferred Stock.

         (d) If fewer than all the outstanding shares of 6% Senior Preferred Stock are to be redeemed, the shares of 6% Senior Preferred Stock to be redeemed shall be determined pro rata as nearly as practicable, or by such other method as the Board may determine to be fair and appropriate.

         (e)     Procedures for Redemption.

                 (i) In the event the Company shall redeem shares of 6% Senior Preferred Stock pursuant to Section 7(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Company. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of 6% Senior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price. Any notice given in such manner shall be conclusively deemed to have been duly given whether or not such notice is in fact received.

                 (ii) Notice having been mailed as aforesaid, from and after the Redemption Date (unless the Company shall fail to provide money for the payment of the Redemption Price of the shares called for redemption), the shares of 6% Senior Preferred Stock so called for redemption shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Company (except the right to receive from the Company the Redemption Price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Company at the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         SECTION 8. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class mail, postage prepaid and addressed as follows: (i) in the case of a holder of the 6% Senior Preferred Stock, to such holder's address as the same appears on the stock register of the Company, and (ii) in the case of the Company, to the Company's principal executive offices to the attention of the Company's secretary.

         SECTION 9. AMENDMENTS AND WAIVERS. Any right, preference, privilege or power of, or restriction provided for the benefit of, the 6% Senior Preferred Stock set forth herein may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the vote or consent of the holders of at least a majority-in-interest of the shares of 6% Senior Preferred Stock then outstanding, and any amendment or waiver so effected shall be binding upon the Company and all holders of the 6% Senior Preferred Stock.

         SECTION 10. PREEMPTIVE RIGHTS. The 6% Senior Preferred Stock is not entitled to any preemptive rights with respect of any securities of the Company.

         SECTION 11. SEVERABILITY OF PROVISIONS. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Tatham Offshore, Inc. has caused this Certificate of Designation to be duly executed by its duly authorized officer and attested this [_] day of December, 1997.

                                       TATHAM OFFSHORE, INC.



                                       By:
                                                     --------------------------
                                       Printed Name:
                                                     --------------------------
                                       Title:
                                                     --------------------------



ATTEST:



------------------------------------------------------------
Printed Name:
                          ----------------------------------
Title:
                          ----------------------------------

                                   EXHIBIT B
                              REGISTRATION RIGHTS

1.       Demand Registration Rights

         a. Request for Registration. For two (2) years after the date on which the Acquired Stock is issued pursuant to this Agreement, any Holder owning at least a majority of the shares of the Acquired Stock may make a written request to Tatham Offshore for registration (the "Demand Registration") under the Securities Act of the Registrable Securities at any time. The Holders shall be entitled to three (3) Demand Registrations with respect to the Registrable Securities, regardless of the number of shares covered by such Registration; provided that, if any of the shares that a Holder requested to be included in a Demand Registration is excluded from such Demand Registration because of Section 1.(c) of this Exhibit, such Holder shall continue to have the right to a Demand Registration with respect to such excluded shares. Any request for a Demand Registration must specify (i) the number of shares of the issue of the Registrable Securities proposed to be sold and (ii) the intended method of disposition thereof. Within ten days after receipt of such request, Tatham Offshore shall give written notice of such registration request to all other Holders of the Registrable Securities, if any, and include in such registration all Registrable Securities with respect to which Tatham Offshore has received written requests for inclusion therein within fifteen business days after the receipt by the applicable Holder of Tatham Offshore's notice. Each such request will also specify the aggregate number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

         b. Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective; provided, however, that if a registration does not become effective solely because of any act or omission on the part of any Holder, such registration shall nevertheless count as a Demand Registration. In any registration initiated as a Demand Registration, Tatham Offshore will pay all Registration Expenses in connection therewith.

         c. Priority on Demand Registrations. If the Holders of at least a majority of shares of an issue of Registrable Securities to be registered in a Demand Registration so elect, the offering of such issue of Registrable Securities shall be in the form of an underwritten offering. In such event, if the managing underwriter or underwriters of such offering advise Tatham Offshore and the Holders in writing that, in their opinion, the aggregate amount of Registrable Securities requested to be included in such offering will materially and adversely affect the success or offering price of such offering, Tatham Offshore will include in such registration the aggregate amount of such Registrable Securities which, in the opinion of such managing underwriter or underwriters, can be sold without any such material adverse effect. Such securities would then be allocated pro rata among the Holders on the basis of the number of Registrable Securities requested to be included in such registration by their Holders.

         d. Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, Tatham Offshore will select and obtain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the DeepTech Holder or, if there is no DeepTech Holder, a majority-in-interest of the Holders.

2.       Piggyback Registration.

         For two (2) years after the date on which the Acquired Stock is issued, if Tatham Offshore at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "Registered Security Holders") a registration statement under the Securities Act on any form (other than a registration statement on Form S-4 or S-8 or any similar or successor form or any other registration statement relating to an exchange offer or offering of securities solely to Tatham Offshore's existing security holders or employees), it will give written notice to each Holder at least twenty (20) days before the anticipated date of initial filing with the Commission of such registration statement, which notice shall set forth Tatham Offshore's intention to effect such a registration, the class or series and number of equity securities proposed to be registered and the intended method of disposition of the securities proposed to be registered by Tatham Offshore. The notice shall offer to include in such filing the aggregate number of shares of Acquired Stock as such Holder may request. Nothing in this Section 2 shall preclude Tatham Offshore from discontinuing the registration of its securities being effected on its behalf under this Section 2 at any time prior to the effective date of the registration relating thereto.

3.       Registration Procedures

         a.      For Demand Registration.

                 Tatham Offshore will use commercially reasonable efforts to effect a Demand Registration requested by a Holder in accordance with the intended method of disposition thereof as quickly as practicable. Such efforts by Tatham Offshore shall include:

                 (i) preparing and filing with the Commission, not later than 60 days after receipt of a request to file a Demand Registration, a registration statement on any form that is available for the sale of such issue of Registrable Securities by Tatham Offshore in accordance with the intended method of distribution thereof and using commercially reasonable efforts to cause such registration statement to become effective reasonably promptly thereafter;

                 (ii) preparing and filing with the Commission any amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 90 days or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold (but not before the expiration of the 90-day period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

                 (iii) as soon as reasonably practicable, furnishing to each seller of Registrable Securities to be included in the Demand Registration copies of such registration statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                 (iv) using commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such appropriate jurisdictions and do any and all other acts and things which may be reasonably necessary to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions; provided that Tatham Offshore will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (v) using commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Tatham Offshore to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (vi) making available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Tatham Offshore (collectively, the "Records"), and cause Tatham Offshore's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such registration statement. Records or other information which Tatham Offshore has determined, in good faith, to be confidential and which they notify the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records or other information is required to be disclosed pursuant to the Securities Act or is necessary to avoid or correct a misstatement or omission in the registration statement or
         (ii) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, the Holder (including its transferees) agrees that it will give notice to Tatham Offshore and allow Tatham Offshore to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential; and

                 (vii) if required by applicable listing requirements, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Tatham Offshore are then listed, provided that the applicable listing requirements are satisfied.

                 Tatham Offshore may require each seller of Registrable Securities under a Demand Registration to furnish to Tatham Offshore information regarding the distribution of such securities as Tatham Offshore may from time to time request.

         b.      For Piggyback Registration.

                 If the Holder desires to have the Acquired Stock registered under Section 2 of this Exhibit, such Holder shall advise Tatham Offshore in writing within fifteen (15) days after the date of receipt of such offer from Tatham Offshore, setting forth the amount of the Acquired Stock for which registration is requested. Tatham Offshore shall thereupon include in such filing the number of shares of the Acquired Stock for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration of such Acquired Stock under the Securities Act. If the managing underwriter of a proposed public offering shall advise Tatham Offshore in writing that, in its opinion, the distribution of the Acquired Stock requested to be included in the registration concurrently with the securities being registered by Tatham Offshore or any Registered Security Holder would materially and adversely affect the distribution of such securities by Tatham Offshore or such Registered Security Holders, then the Holder and the Registered Security Holders shall reduce the number of securities intended to be distributed through such offering on a pro rata basis.

4.       Registration Expenses

         All expenses incident to Tatham Offshore's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by Tatham Offshore are then listed, and fees and disbursements of counsel for Tatham Offshore and its independent certified public accountants, securities acts liability insurance (if Tatham Offshore elects to obtain such insurance), and the fees and expenses of any special experts retained by Tatham Offshore in connection with such registration, fees and expenses of other persons retained by Tatham Offshore (but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of Registrable Securities) will be borne by Tatham Offshore (all such expenses referred to herein as the "Registration Expenses").


5.       Indemnification; Contribution

         a. Indemnification by Tatham Offshore. Tatham Offshore agrees to indemnify, to the fullest extent permitted by law, each Holder, the underwriters and each of their respective officers, directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information with respect to such Holder furnished in writing to Tatham Offshore by such Holder expressly for use therein.

         b. Indemnification by Holder of Registrable Securities. In connection with any Demand Registration in which a Holder is participating, each such Holder will furnish to Tatham Offshore in writing such information with respect to such Holder as Tatham Offshore reasonably requests for use in connection with any such registration statement or prospectus and agrees to indemnify, to the extent permitted by law, Tatham Offshore, the underwriters and each of their respective directors and officers and each person who controls Tatham Offshore (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to such Holder so furnished in writing by such Holder; provided that no Holder in any event shall be liable for any amount in excess of the net proceeds received from such Holder's sale of its shares of Acquired Stock.

         c. Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such person will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.


6.       Participation in Underwritten Registrations

         No Holder may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.


7.       Rule 144

         Tatham Offshore covenants that (i) it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and (ii) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such

Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.





                                     B-7